First Quarter 2023 Earnings Review United Bankshares, Inc. April 26, 2023 Exhibit 99.2

Forward Looking Statements This presentation and statements made by United Bankshares, Inc. (“United”) and its management contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements are intended to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about (i) United’s plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts; (ii) the effect of the COVID-19 pandemic; and (iii) other statements identified by words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “targets,” “projects,” or words of similar meaning generally intended to identify forward-looking statements. These forward-looking statements are based upon the current beliefs and expectations managements of United and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond the control of United. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. Actual results may differ materially from the anticipated results discussed in these forward-looking statements because of possible uncertainties. The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: (1) the uncertainty as to the extent of the duration, scope and impacts of the COVID-19 pandemic on United, its colleagues, the communities United serves, and the domestic and global economy; (2) uncertainty in U.S. fiscal and monetary policies, including the interest rate policies of the Federal Reserve Board; (3) volatility and disruptions in global capital and credit markets; (4) interest rate, securities market and monetary supply fluctuations; (5) increasing rates of inflation and slower growth rates; (6) reform of LIBOR; (7) the nature, extent, timing, and results of governmental actions, examinations, reviews, reforms, regulations, and interpretations, including those involving the Federal Reserve, FDIC, and CFPB; (8) the effect of changes in the level of checking or savings account deposits on United’s funding costs and net interest margin; (9) future provisions for credit losses on loans and debt securities; (10) changes in nonperforming assets; (11) competition; and (12) changes in legislation or regulatory requirements. Additional factors, that could cause actual results to differ materially from those expressed in the forward-looking statements are discussed United’s reports (such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed with the Securities and Exchange Commission and available on the SEC's Internet site (http://www.sec.gov). United cautions that the foregoing list of factors is not exclusive. All subsequent written and oral forward-looking statements concerning United or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above. United does not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statements are made. IMPORTANT INFORMATION

Achieved Net Income of $98.3 million and Diluted Earnings Per Share of $0.73 Generated Return on Average Assets of 1.35%, Return on Average Equity of 8.72%, and Return on Average Tangible Equity* of 14.97% Ranked #1 most trustworthy bank in Newsweek’s list of “Most Trustworthy Companies in America 2023” Quarterly dividend of $0.36 per share equates to a yield of ~4.2% (based upon recent prices) Asset quality remains sound and Non-Performing Assets remained low at 0.15% of Total Assets Strong expense control with an efficiency ratio of 51.46% Capital position remains robust and liquidity remains sound 1Q23 HIGHLIGHTS *Non-GAAP measure. Refer to appendix.

Linked-Quarter (LQ) Net Income was $98.3 million in 1Q23 compared to $99.8 million in 4Q22, with diluted EPS of $0.73 in 1Q23 compared to $0.74 in 4Q22. Net Interest Income decreased $15.1 million primarily due to higher interest expense driven by deposit rate repricing and higher average balances of FHLB borrowings as well as lower acquired loan accretion income. The decrease in net interest income was partially offset by higher interest income on earning assets driven by rising market interest rates and a change in the asset mix to higher earning assets. Provision Expense was $6.9 million in 1Q23 compared to $16.4 million in 4Q22. The provision expense for 1Q23 was primarily driven by a change in qualitative factors and the impact of reasonable and supportable forecasts of future macroeconomic conditions. Noninterest Income increased $1.9 million primarily due to an increase of $1.8 million in income from mortgage banking activities mainly due to a higher quarter end loan pipeline valuation. Noninterest Expense decreased $0.1 million. The expense for reserve for unfunded loan commitments decreased $3.9 million and employee compensation decreased $2.1 million. Partially offsetting these decreases were increases in employee benefits of $3.1 million, other noninterest expense of $1.6 million and FDIC insurance expense of $1.3 million. EARNINGS SUMMARY

PERFORMANCE RATIOS *Non-GAAP measure. Refer to appendix. Strong profitability and expense control

Reported Net Interest Margin decreased from 3.87% to 3.63% LQ. Linked-quarter Net Interest Income (FTE) was down $15.1 million primarily due to higher interest expense driven by deposit rate repricing and higher average balances of FHLB borrowings as well as lower acquired loan accretion income. The decrease in net interest income was partially offset by higher interest income on earning assets driven by rising market interest rates and a change in the asset mix to higher earning assets. Approximately ~58% of the loan portfolio is fixed rate and ~42% is adjustable rate, while ~28% of the total portfolio is projected to reprice within the next 3 months. ~25% of the securities portfolio is floating rate. Securities balances of approximately ~$480 million with an average yield of ~2.4% are projected to roll off over the remainder of 2023, with ~$930 million at 2.9% in 2024. HTM securities are immaterial at $1.0 million, or 0.0% of total securities. The duration of the AFS portfolio is 4.2 years. Scheduled purchase accounting loan accretion is estimated at $7.4 million for the remainder of FY 2023 and $8.5 million for FY 2024. NET INTEREST INCOME AND MARGIN

LOAN SUMMARY (EXCLUDES LOANS HELD FOR SALE)



Loans, EOP
$22,000
$20,000
$18,000
$16,000
$14,000
$12,000
$10,000
$8,000
$6,000
$4,000
$2,000
$-
$18,419
$18,994
$19,722
$20,580
$20,631
1Q22
2Q22
3Q22
4Q22
1Q23

$ in millions

		1Q23	% of Total		LQ Change
Owner Occupied CRE	$	1,708	8.3%	$	(17)
Non Owner Occupied CRE	$	6,536	31.7%	$	249
Commercial	$	3,482	16.9%	$	(96)
Paycheck Protection Program	$	29	0.1%	$	(6)
Residential Real Estate	$	4,759	23.1%	$	97
Construction & Land Dev.	$	2,808	13.6%	$	(119)
Bankcard	$	9	0.0%	$	(1)
Consumer	$	1,300	6.3%	$	(57)
Total Gross Loans	$	20,631	100.0%	$	51

Non Owner Occupied CRE



Other
17%
Retail
21%
Industrial
5%
Office
16%
Hospitality
12%
Multifamily
20%
Special
Purpose
9%

- Linked-Quarter loan balances increased $51 million primarily driven by Non Owner Occupied CRE loans and Residential Real Estate loans.
- Loan growth continues to be led by the North Carolina & South Carolina markets, with loan balances up 9.3% annualized in 1Q23.
- Non Owner Occupied CRE to Total Risk Based Capital was ~255% at 1Q23. CRE portfolio remains diversified among underlying collateral types.
- Office loans within Non Owner Occupied CRE total $1.05 billion (~5% of total loans). Top 25 Office loans make up ~40% of total Office balances. Weighted average LTV at origination for the Top 25 was ~62%. United has been disciplined in its approach to underwriting Office loans. The stringent underwriting process focuses on the underlying tenants, lease terms, sponsor support, location, property class, amenities, etc.
- Weighted average FICO of all consumer-related loan sectors is ~752.
- Total purchase accounting-related fair value discount on loans was $44 million as of 3/31/23.

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CREDIT QUALITY

	End of Period Balances	
(000s)	12/31/22	3/31/23
Non-Accrual Loans	$23,685	$29,296
90-Day Past Due Loans	$15,565	$13,105
Restructured Loans*	$19,388	n/a
Total Non-performing Loans	$58,638	$42,401
Other Real Estate Owned	$2,052	$4,086
Total Non-performing Assets	$60,690	$46,487
Non-performing Loans / Loans	0.29%	0.21%
Non-performing Assets / Total Assets	0.21%	0.15%
Annualized Net Charge-offs / Average Loans	0.02%	0.02%
Allowance for Loan & Lease Losses (ALLL)	$234,746	$240,491
ALLL / Loans, net of earned income	1.14%	1.17%
Allowance for Credit Losses (ACL)**	$280,935	$289,280
ACL / Loans, net of earned income	1.37%	1.40%

- December 31, 2022 NPAs included ~$9.1M of performing TDRs that are no longer considered NPAs after the adoption of ASU 2022-02 (footnote below). Excluding the impact of the adoption of ASU 2022-02, NPAs would have decreased ~$5.1 million.
- ACL increased $8.3 million LQ primarily due to a change in qualitative factors and the impact of reasonable and supportable forecasts of future macroeconomic conditions.
- PPP loans are included within the ratios above ($35 million at 12/31/22 and $29 million at 3/31/23).

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*On January 1, 2023, United adopted ASU 2022-02, "Troubled Debt Restructurings and Vintage Disclosures" which eliminated the accounting guidance on troubled debt restructurings and enhanced creditors' disclosure requirements related to loan refinancings and restructurings for borrowers experiencing financial difficulty. After the adoption of ASU 2022-02, United no longer considers accruing restructured loans that are fewer than 90 days past due as non-performing loans or non-performing assets

**ACL is comprised of ALLL and the reserve for lending-related commitments

Strong core deposit base with 30% of deposits in Non Interest Bearing accounts. LQ deposits decreased $19 million driven by declines in Non Interest Bearing accounts and Interest Bearing Transaction accounts, partially offset by increases in Time Deposits. Brokered deposits total $522 million (only 2.3% of total deposits). Cumulative interest bearing deposit beta of ~37% and total deposit beta of ~25% since 1Q22. Enviable deposit franchise with an attractive mix of both high growth MSA’s and stable, rural markets with a dominant market share position. Top 10 Deposit Markets by MSA (as of 6/30/22) MSA Total Deposits In Market ($000) Number of Branches Rank Washington, DC 10,167,928 60 7 Charleston, WV 1,442,649 7 2 Morgantown, WV 1,215,804 6 2 Myrtle Beach, SC 881,399 11 5 Richmond, VA 818,349 12 9 Parkersburg, WV 738,802 4 1 Hagerstown, MD 657,411 6 3 Charlotte, NC 534,710 7 16 Wheeling, WV 520,156 6 2 Charleston, SC 519,950 8 11 $ in millions Source: S&P Global Market Intelligence DEPOSIT SUMMARY

LIQUIDITY POSITION & ADDITIONAL DEPOSIT DETAIL

Deposit Account Details ($ in millions)	End of Period Ratios / Values	
	3/31/23	% of Total Deposits
Estimated Uninsured Deposits (less affiliate and collateralized deposits)	$7,333	33%
Estimated Insured/Collateralized Deposits	$14,952	67%
Total Deposits	$22,285	100%

- Liquidity remains strong with a granular deposit base and geographic diversification.
  - Average deposit account size is ~$35 thousand with >600 thousand total deposit accounts.
- Total estimated uninsured/uncollateralized deposits declined from 37% at 12/31/22.

Available Liquidity ($ in millions)	3/31/23
Cash & Cash Equivalents	$1,919
Unpledged AFS Securities	$1,303
Available FHLB Borrowing Capacity	$2,198
Available FRB Discount Window Borrowing Capacity	$2,843
Subtotal	$8,263
Additional FHLB Capacity (with delivery of collateral)	$3,621
Additional Brokered Deposit Capacity (based on internal policy)	$2,820
Total Liquidity*	$14,704

*Does not include other sources of liquidity such as the FRB's Bank Term Funding Program (BTFP), Fed Funds Lines, additional Reciprocal Deposit capacity, etc.

- No borrowings from the FRB Discount Window or BTFP during 1Q23.
- Ample additional liquidity sources over and above those shown in the table above for contingency purposes.

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West Virginia #2 in the state (second only to Truist) with $6.1 billion in deposits. United ranks #1 or #2 in deposit market share within its top 5 largest markets in the state. United continues to build franchise value with an attractive mix of both high growth MSA’s and stable, rural markets with a dominant market share position. Further growth opportunities exist to expand our presence in some of the most desirable banking markets in the nation. These dynamics uniquely position our franchise and contribute to making United one of the most valuable banking companies in the Southeast and Mid-Atlantic. Washington D.C. MSA #1 regional bank (#7 overall) with $10.2 billion in deposits. United has increased deposit market share in the D.C. MSA from #15 in 2013 to #7 in 2022, with total deposits increasing from $2.1 billion to $10.2 billion. Virginia- #7 in the state with $9.2 billion (including VA deposits within the D.C. MSA). North Carolina #18 in the state with $2.2 billion. Select MSAs: #16 in Charlotte #26 in Raleigh #14 in Wilmington #11 in Greenville #1 in Washington #8 in Rocky Mount #10 in Fayetteville South Carolina #11 in the state with $1.9 billion. Select MSAs: #11 in Charleston #5 in Myrtle Beach #12 in Greenville #16 in Columbia ATTRACTIVE DEPOSIT MARKET SHARE POSITION Source: S&P Global Market Intelligence; Data as of 6/30/22

End of Period Ratios / Values 12/31/22 3/31/23** Common Equity Tier 1 Ratio 12.3% 12.5% Tier 1 Capital Ratio 12.3% 12.5% Total Risk Based Capital Ratio 14.4% 14.7% Leverage Ratio 10.8% 10.8% Total Equity to Total Assets 15.3% 15.3% *Tangible Equity to Tangible Assets (non-GAAP) 9.5% 9.5% Book Value Per Share $33.52 $34.14 *Tangible Book Value Per Share (non-GAAP) $19.36 $20.01 Capital ratios remain significantly above regulatory “Well Capitalized” levels and exceed all internal capital targets. United did not repurchase any common shares during 4Q22 or 1Q23. As of 3/31/23, there were 4,371,239 shares available to be repurchased under the approved plan. *Non-GAAP measure. Refer to appendix. **Regulatory ratios are estimates as of the earnings release date. CAPITAL RATIOS AND PER SHARE DATA

Three Months Ended (000s) 12/31/22 3/31/23 Applications $447,951 $505,840 Loans Originated $399,706 $312,077 Loans Sold $396,735 $301,476 Purchase Money % 85% 92% Realized Gain on Sale Margin 1.82% 2.17% Locked Pipeline (EOP) $68,654 $92,639 Loans Held for Sale (EOP) $56,879 $68,176 Balance of Loans Serviced (EOP) $3,381,485 $3,280,741 Total Income $13,347 $12,983 Total Expense $17,097 $15,085 Income Before Tax $(3,750) $(2,102) Net Income After Tax $(2,940) $(1,678) Mortgage Banking Segment represents George Mason Mortgage and Crescent Mortgage Company. George Mason Mortgage, founded in 1980, is headquartered in the Washington D.C. MSA with 10 offices located throughout Virginia, Maryland, and South Carolina. Crescent Mortgage Company, founded in 1993, is headquartered in Atlanta, Georgia, and is primarily a correspondent/wholesale mortgage company approved to originate loans in 48 states partnering with community banks, credit unions and mortgage brokers. The quarterly net fair value impact on mortgage banking derivatives and loans held for sale was $0.3 million in 4Q22 and $1.4 million in 1Q23. MORTGAGE BANKING

Select guidance is being provided for 2023. Our outlook may change if the expectations for these items vary from current expectations. Balance Sheet: Expect loan growth, excluding loans held for sale, to be in the low to mid single digits for the remainder of 2023 (annualized). Expect investment portfolio balances to decrease ~$450 million for the remainder of 2023. Expect deposit growth in the low single digits for the remainder of 2023. Net Interest Income / Net Interest Margin: Net interest income (non-FTE) expected to be in the range of $915 million to $935 million for 2023 (assumes an additional 25 bps fed funds rate increase in 2023). Expect the net interest margin to be under pressure in 2023 due to deposit remixing and late-cycle deposit rate increases. Expect full-cycle total deposit beta of ~38%. Provision Expense: Asset quality remains sound. Provision expense will be dependent on the future economic outlook, future credit trends within United’s portfolio, and loan growth. Expect near term net charge-offs to remain low. Current planning assumption for provision expense is $30 million for FY 2023. Non Interest Income: Expect non interest income to be in the range of $125 million to $135 million for 2023. Mortgage banking revenue will be subject to industry trends. Non Interest Expense: Expect non interest expense to be in the range of $555 million to $565 million. Effective Tax Rate: Estimated at approximately ~20.0%. Capital: Stock buyback will be market dependent. United’s capital position remains robust. 2023 OUTLOOK

Premier Mid-Atlantic and Southeast franchise with an attractive mix of high growth MSAs and smaller stable markets with a dominant market share position Consistently high-performing company with a culture of disciplined risk management and expense control 49 consecutive years of dividend increases evidences United’s strong profitability, solid asset quality, and sound capital management over a very long period of time Experienced management team with a proven track record of execution Committed to our mission of excellence in service to our employees, our customers, our shareholders and our communities Attractive valuation with a current Price-to-Earnings Ratio of 12.1x (based upon median 2023 street consensus estimate of $2.80 per Bloomberg) INVESTMENT THESIS

APPENDIX

(dollars in thousands) 3/31/2022 6/30/2022 9/30/2022 12/31/2022 3/31/2023 (1) Return on Average Tangible Equity (A) Net Income (GAAP) $81,664 $95,613 $102,585 $99,765 $98,307 (B) Number of Days in the Quarter 90 91 92 92 90 Average Total Shareholders' Equity (GAAP) $4,759,780 $4,606,186 $4,542,100 $4,498,378 $4,570,288 Less: Average Total Intangibles (1,911,125) (1,911,705) (1,910,054) (1,908,656) (1,907,331) (C) Average Tangible Equity (non-GAAP) $2,848,655 $2,694,481 $2,632,046 $2,589,722 $2,662,957   Formula: [(A) / (B)]*365 (or 366 for leap year)   (C) Return on Average Tangible Equity (non-GAAP) 11.63% 14.23% 15.46% 15.28% 14.97%                   RECONCILIATION OF NON-GAAP ITEMS

(dollars in thousands)   12/31/2022 3/31/2023     (2) Tangible Equity to Tangible Assets     Total Assets (GAAP) $ 29,489,380 $ 30,182,241   Less: Total Intangibles (GAAP) (1,907,786) (1,906,507)     Tangible Assets (non-GAAP) $ 27,581,594 $ 28,275,734         Total Shareholders' Equity (GAAP)   $ 4,516,193 $ 4,606,537     Less: Total Intangibles (GAAP)   (1,907,786) (1,906,507)   Tangible Equity (non-GAAP)   $ 2,608,407 $ 2,700,030   Tangible Equity to Tangible Assets (non-GAAP)   9.5% 9.5%           (3) Tangible Book Value Per Share:   Total Shareholders' Equity (GAAP) $ 4,516,193 $ 4,606,537   Less: Total Intangibles (GAAP) (1,907,786) (1,906,507)   Tangible Equity (non-GAAP) $ 2,608,407 $ 2,700,030   ÷ EOP Shares Outstanding (Net of Treasury Stock) 134,745,122 134,936,551   Tangible Book Value Per Share (non-GAAP) $19.36 $20.01             RECONCILIATION OF NON-GAAP ITEMS (CONT.)